UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 19, 2006

                               SEA CONTAINERS LTD.
             (Exact name of registrant as specified in its charter)


               Bermuda                  1-7560                98-0038412
          (State or other            (Commission            (IRS Employer
   jurisdiction of incorporation)    File Number)        Identification No.)

                               22 Victoria Street
                             Hamilton HM 12, Bermuda
               (Address of principal executive offices) (Zip Code)

                                  441-295-2244
               Registrant's telephone number, including area code:

                                 Not applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.01     Completion of Acquisition or Disposition of Assets.

         As previously reported in two current reports on Form 8-K of the Registrant, both having cover dates of June 12, 2006, Silja Holdings Limited, a wholly-owned subsidiary of the Registrant, entered into an agreement on June 11, 2006, for the sale of all of its shares in its Baltic ferry subsidiary, Silja Oy Ab, to Aktsiaselts Tallink Grupp and its subsidiary Aktsiaselts Tallink Scandinavian. The closing of this sale occurred on July 19.

         The purchase price for the sale of the Silja shares consisted of EUR 450 million in cash (approximately $563 million) and 5 million ordinary shares in Tallink Grupp, which shares have a current value of approximately EUR 18 million (based on the closing price of EUR 3.60 for a Tallink Grupp share on the Tallinn Stock Exchange on July 19, 2006), or approximately $22 million. Thus, the total dollar equivalent value of the sale on the closing date was approximately $585 million. The cash purchase price may be increased or decreased pursuant to a working capital adjustment after closing. The Registrant has agreed not to sell the Tallink Grupp shares for one year following the closing without Tallink's consent.

         The transaction with Tallink included six ships held for sale by the Registrant as part of the Silja core business, which consists of services between Helsinki, Finland and Stockholm, Sweden, operated by the ferries Symphony and Serenade, and services between Turku, Finland and Stockholm operated by the ferries Europa, Festival, SeaWind and SkyWind. Two other Silja ships, the Opera and the Finnjet, are not deployed in these core routes and were not included in the sale transaction with Tallink Grupp. Those two ships were transferred by Silja to subsidiaries of the Registrant. Additionally, the Registrant transferred to Silja the SkyWind and its indirect ownership interest in the Europa. The Registrant did not make any payments for the Opera and Finnjet, nor did it receive any additional payments for the Europa and SkyWind, because the consideration for these transactions was already reflected in the purchase price for the Silja Oy Ab shares.

         The sale transaction with Tallink Grupp also did not include the fast ferry services operated by Silja between Tallinn, Estonia and Helsinki, and the two fast ferries, SuperSeaCat 3 and SuperSeaCat 4, owned by the Registrant which operate on that route. Pursuant to an asset purchase agreement also dated June 11, 2006, as amended July 19, 2006, among Silja Oy Ab, as seller, Sea Containers Finland Oy, as buyer successor to Sea Containers Estonia Ltd., and the Registrant, as guarantor, this business was sold by Silja to the Registrant for a nominal consideration on July 19, 2006, at the same time as the sale of the Silja shares was consummated. At the closing, Sea Containers Finland Oy, Silja Oy Ab and certain Silja subsidiaries entered into a services agreement pursuant to which Silja Oy Ab and the subsidiaries party to the agreement will provide, or procure the provision of, certain services to Sea Containers Finland Oy to assist it in the operation of the fast ferry business. The agreement will generally remain in effect for two years from the closing date (i.e., until July 19, 2008), unless terminated by either party with six months' notice.

         The sale of the Silja Oy Ab shares has obtained all required regulatory approvals by the competition authorities in Finland, Estonia and Sweden, as well as the approval of Aktsiaselts Tallink Grupp's shareholders.

         Upon completion of the sale, the Registrant received net cash proceeds of approximately $60 million and repaid approximately $503 million of bank debt, in both cases after working capital adjustments and transaction fees.



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Item 9.01     Financial Statements and Exhibits

         (b)  Pro forma financial information

         As previously reported in one of the Registrant's Forms 8-K having a cover date of June 12, 2006, the Registrant is unable at this time to produce the pro forma financial information required by this Item 9.01(b). This is mainly because the Registrant has been unable to complete and file audited financial statements at December 31, 2005, and for the fiscal year then ended, and unaudited financial statements at March 31, 2006, and for the quarter then ended. Pursuant to Item 9.01(b)(2) of SEC Form 8-K, management of the Registrant presently intend to file an amendment to this report with the necessary pro forma data no later than 71 calendar days after that report must be filed, i.e., no later than October 4, 2006.

         (d)  Exhibits

         Pursuant to Item 601(b)(2) of Regulation S-K, the two agreements filed below as Exhibits 2.1 and 2.3 do not include certain of the schedules thereto listed in the table of contents of each such agreement. The Registrant undertakes to furnish supplementally any such omitted schedules to the Commission upon its request.

      Exhibit
        No.                         Exhibit
        ---                         -------

        2.1 Agreement dated 11 June, 2006, among Silja Holdings Limited, the Registrant, Aktsiaselts Tallink Scandinavian and Aktsiaselts Tallink Grupp, for the Sale and Purchase of all the Shares in Silja Oy Ab (omitting Schedules 5, 6, 7,12 and 13, and subsections 2(a)-2(w) of Schedule 11).

        2.2 Agreement dated 19 July, 2006, among Silja Holdings Limited, the Registrant, Aktsiaselts Tallink Scandinavian and Aktsiaselts Tallink Grupp, to amend Exhibit 2.1 above.

        2.3 Agreement dated 11 June, 2006, among Silja Oy Ab, Sea Containers Estonia Ltd. and the Registrant, to Buy and Sell Part of the Business and Certain of the Assets of Silja Oy Ab (omitting Schedules 1 through 5).

        2.4 Novation Agreement dated 19 July, 2006, among Silja Oy Ab, Sea Containers Estonia Ltd., the Registrant and Sea Containers Finland Oy, in Relation to the Agreement Listed as Exhibit 2.3 above.

        99       Press release of Sea Containers Ltd. dated July 19, 2006.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            SEA CONTAINERS LTD.


                                            By: /s/ Ian C. Durant
                                                -----------------
                                                Ian C. Durant
                                                Senior Vice President - Finance
                                                   and Chief Financial Officer
Date: July 25, 2006


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


                                  EXHIBIT INDEX

         Pursuant to Item 601(b)(2) of Regulation S-K, the two agreements filed below as Exhibits 2.1 and 2.3 do not include certain of the schedules thereto listed in the table of contents of each such agreement. The Registrant undertakes to furnish supplementally any such omitted schedules to the Commission upon its request.

      Exhibit
        No.                         Exhibit
        ---                         -------

        2.1 Agreement dated 11 June, 2006, among Silja Holdings Limited, the Registrant, Aktsiaselts Tallink Scandinavian and Aktsiaselts Tallink Grupp, for the Sale and Purchase of all the Shares in Silja Oy Ab (omitting Schedules 5, 6, 7,12 and 13, and subsections 2(a)-2(w) of Schedule 11).

        2.2 Agreement dated 19 July, 2006, among Silja Holdings Limited, the Registrant, Aktsiaselts Tallink Scandinavian and Aktsiaselts Tallink Grupp, to amend Exhibit 2.1 above.

        2.3 Agreement dated 11 June, 2006, among Silja Oy Ab, Sea Containers Estonia Ltd. and the Registrant, to Buy and Sell Part of the Business and Certain of the Assets of Silja Oy Ab (omitting Schedules 1 through 5).

        2.4 Novation Agreement dated 19 July, 2006, among Silja Oy Ab, Sea Containers Estonia Ltd., the Registrant and Sea Containers Finland Oy, in Relation to the Agreement Listed as Exhibit 2.3 above.

        99       Press release of Sea Containers Ltd. dated July 19, 2006.